UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934 (Amendment No. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant [	]

Check the appropriate box:

[	]	Preliminary Proxy Statement
[	]	Confidential, for Use of the Commission Only

                                                                                         (as permitted by Rule 14a-6(e)(2))

[	]	Definitive Proxy Statement
☒	Definitive Additional Materials
[	]	Soliciting Material Pursuant to Section 240.14a-12

WELLS FARGO FUNDS TRUST

(Name of Registrant as Specified In Its Charter)

Not applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ X ]	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
1)	Title of each class of securities to which transaction applies:
2)	Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount which the filing fee is calculated and state how it was determined):
4)	Proposed maximum aggregate value of transaction:
5)	Total fee paid

☐	Fee paid previously with preliminary materials.

☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

Q: Will shareholders who received an email regarding the Proxy Statement for the Election of Trustees be receiving a hard copy version of the notice or proxy statement?

A:

•         We have taken some calls from shareholders who received an email regarding the Proxy Statement for the Election of Trustees. These are shareholders who do not hold their shares directly with the Wells Fargo Advantage Funds. Rather they hold them through a bank or broker. The email was sent by a third party entity not affiliated with Wells Fargo Advantage Funds.

•         These shareholders specifically requested to receive this type of information via email rather than in paper form.

•         Shareholders who received this email will not be receiving a paper version of the notice or proxy statement. Please have them contact their bank or brokerage firm to request a printed version of the notice or statement.

•         The email included all the necessary information needed to vote, including their control number.

Q: How do we order a proxy statement for shareholders who may not have access to the internet or who received the notice but want a hard copy version of the statement?

A: In the notice sent, there are instructions on how to order a hard copy version of the proxy statement. You can transfer that call directly to The Altman Group (866-828-6931) and they will take care of ordering a hard copy proxy statement for the shareholder.

Q: Where do we get the control number for shareholders who may have misplaced their notice?

A:   If the shareholder holds their fund shares directly with Wells Fargo Advantage Funds, transfer these calls directly to The Altman Group (866-828-6931) and their representatives will be able to access the necessary information for the shareholder. If the shareholder holds their Wells Fargo Advantage Fund shares through a bank or brokerage firm, please have the shareholder contact their banker or broker for the control number.